Exhibit 99.1

CTG to Announce Fourth Quarter and Fiscal Year 2019

Financial Results on February 25

BUFFALO, N.Y., February 11, 2020 – CTG (NASDAQ: CTG), a leading provider of information technology (IT) solutions and services in North America and Western Europe, today announced it will release fourth quarter and fiscal year 2019 financial results on Tuesday, February 25, 2020, before the market opens, followed by a conference call to discuss the Company’s financial results and business outlook at 11:00 a.m. Eastern Time. Interested parties can dial 1-844-767-5679 beforehand and enter the conference access code 7028804. A live audio webcast will also be available in the Investors section of CTG’s website: www.ctg.com.

A replay of the call will be available between 2:00 p.m. Eastern Time on February 25, 2020, and 12:00 a.m. Eastern Time on February 29, 2020, by dialing 1-866-207-1041 and entering the replay access code 4081492. The webcast will also be archived on CTG’s website at events and presentations for at least 90 days following completion of the conference call.

About CTG

CTG has established a reputation for responsiveness and reliability—traits that our clients say set us apart—since our founding in 1966. Today, we provide comprehensive information, technology, and business solutions that address critical challenges for clients in high-growth industries in North America and Western Europe. Backed by a proven track record of reliable delivery, CTG fosters long-term client relationships and trust, which allows us to develop strategic insights that maximize client investments and competitive advantage. CTG has operations in North America, Western Europe, and India. The Company regularly posts news and other important information online at www.ctg.com.

Investors and Media:

John M. Laubacker, Chief Financial Officer

(716) 887-7368